Exhibit 99.1

FOR IMMEDIATE RELEASE

Internap Reports Second Quarter 2007 Financial Results

▪	Record revenues of $58.5 million, an increase of 33% over prior year period
▪	Adjusted EBITDA[1] of $9.0 million, up 50% over the prior year period
▪	Adjusted gross margin[1] of 49.4%, an increase from 46.2% in the second quarter of 2006
▪	Added 122 net new customers during Q2 2007
▪	Increases 2007 guidance ▪ Revenue growth to 30% - 35% over 2006 ▪ Adjusted EBITDA[1] to $36 - $40 million
▪	Introduces 2008 guidance ▪ Revenue growth of 25% over 2007 ▪ Adjusted EBITDA[1]margin of approximately 20% of revenues

ATLANTA, GA - July 31, 2007-- Internap Network Services Corporation (NASDAQ: INAP), a global provider of fast, reliable end-to-end Internet business solutions, today reported financial results for the quarter ended June 30, 2007.

For the second quarter of 2007, revenues totaled $58.5 million, an increase of 33% compared to the second quarter of 2006. Net loss (GAAP) for the second quarter of 2007 was $(1.7) million, or $(0.03) per diluted share. Net loss (GAAP) for the second quarter of 2007 compares to net income (GAAP) of $0.7 million, or $0.02 per diluted share, for the second quarter of 2006. The $(1.7) million net loss (GAAP) for the second quarter of 2007 includes an impairment charge of $1.2 million related to an investment made in 2000, as well as higher depreciation and amortization, including $0.9 million related to acquired technology, compared to the second quarter of 2006.

Normalized net income1 and normalized net income per diluted share1, which exclude the impact of stock-based compensation, was $2.3 million, or $0.05 per diluted share, respectively, for the second quarter of 2007, compared to $2.3 million or $0.06 per diluted share for the second quarter of 2006.

Adjusted gross margin1 was 49.4% for the second quarter of 2007, an increase from 46.2% in the second quarter of 2006.

The Company reported adjusted EBITDA1 of $9.0 million for the second quarter of 2007, an increase of $3.0 million, or 50%, from second quarter of 2006. The Company also reported cash, cash equivalents, investments in marketable securities and restricted cash at June 30, 2007 of $61.1 million.

“Internap delivered record revenues, strong EBITDA1 profitability and a sizable margin improvement in the second quarter,” said James P. DeBlasio, president and chief executive officer of Internap.  “Internap is uniquely positioned in the market as the only company able to offer the complete set of Internet solutions required by enterprise customers, including data center, route optimized IP, CDN, and monetization solutions.  Our second quarter results demonstrate that customers are responding to Internap’s bundled sales strategy, which also drove our margin improvement.  During the quarter, we experienced strong demand across each of our business units that resulted in robust new customer growth and increased revenue from within our existing customer base.”

Internap ended the second quarter with 3,403 customers under contract on a net basis, adding 122 new customers during the quarter, including the addition of 54 new enterprise customers in its CDN business unit.

Business Outlook
“Based on our first half results, additional capacity coming online from our CDN and data center investments, market demand for Internap’s solutions and the strength of our sales funnel, we are raising our revenue and EBITDA1 guidance for 2007.  We are also introducing a strong growth outlook for 2008 that includes increasing EBITDA1 as a percentage of revenue as we drive margin and leverage the operational efficiencies in our business model.  Our recently announced competitive win at QTS to provide value-added CDN and performance IP solutions to more than 350 of their enterprise customers is a strong signal that Internap is poised to capture additional opportunities in high-growth sectors of the market,” concluded Mr. DeBlasio.

Internap’s updated 2007 guidance as of July 31, 2007 is as follows:

▪	Full year revenue guidance of 30% - 35% over 2006, up from earlier guidance of 30% growth;
▪	Full year adjusted EBITDA[1] is expected to be in the range of $36 - $40 million, up from prior guidance of $34 - $37 million;
▪	Full year expected adjusted gross margin[1] is expected to be approximately 50%; and
▪	Capital expenditures are expected to be in the range of $45 - $55 million.

Conference Call Information:
Internap's second quarter 2007 teleconference will be held today beginning at 5:00 p.m., Eastern Time. The dial-in numbers are 800-289-0529 for domestic callers, and 913-981-5523 for international participants. A replay will be available from July 31st at 8:00 p.m., Eastern Time, through August 14th at 888-203-1112 using replay code 5492921, and at 719-457-0820 using replay code 5492921 for international participants. Alternatively, participants may connect to the simultaneous Webcast available from the investor services section of the Company's Web site at http://www.internap.com/investor/presentations/page1294.html.

1 Reconciliations between GAAP information and non-GAAP information contained in this press release are provided in the tables below entitled “Reconciliation of Net (Loss) Income to Adjusted EBITDA,” “Reconciliation of Net (Loss) Income and Basic and Diluted Net (Loss) Income Per Share to Normalized Net Income and Basic and Diluted Normalized Net Income Per Share” and “Reconciliation of Gross Margin to Adjusted Gross Margin.” This information is also available on our Web site under the Investor Services heading.

About Internap
Internap is a leading Internet solutions provider that manages, delivers and distributes applications and content with unsurpassed performance and reliability. With a global platform of data centers, managed IP services, content delivery network, and content monetization services (CDN), Internap frees its customers to drive innovation inside their business and create new revenue opportunities. More than 3,400 companies across the globe trust Internap to help them achieve their Internet business goals. Internap is “Making Innovation Possible.” For more information visit www.internap.com.

Internap “Safe Harbor” Statement
Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected capital expenditures, projected costs, and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based, and are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Other important factors that may affect Internap's business, results of operations and financial condition include, but are not limited to: our ability to sustain profitability; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, network access points or computer systems; the ability to successfully integrate the operations of Internap and VitalStream; and our ability to protect our intellectual property.

Our Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss the foregoing risks, as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the statements made in the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update any forward-looking statement for any reason.

Contacts:

Investor Contact
Andrew Albrecht
(404) 302-9841
albrecht@internap.com

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Revenues:
Internet protocol (IP) services	$29,345	$27,073	$58,382	$54,119
Data center services	19,927	13,512	38,230	25,237
Content delivery network (CDN) services	5,235	--	7,287	--
Other	3,987	3,320	8,129	7,174

Total revenues	58,494	43,905	112,028	86,530
Operating expenses:
Direct cost of network, sales and services, exclusive of depreciation and amortization shown below:
IP services	10,516	10,192	20,738	19,371
Data center services	14,095	10,723	28,400	21,098
CDN services	1,958	--	2,621	--
Other	3,048	2,691	6,486	5,354
Direct cost of amortization of acquired technology	1,054	138	1,708	275
Direct cost of customer support	4,330	2,769	7,718	5,666
Product development	1,747	1,158	3,002	2,383
Sales and marketing	8,341	7,072	14,531	14,042
General and administrative	8,333	5,080	16,165	10,270
Restructuring and asset impairment	1,178	--	12,527	--
Acquired in-process research and development	--	--	450	--
Depreciation and amortization	5,912	3,849	10,824	7,643
(Gain) on disposals of property and equipment	--	(117)	(4)	(114)
Total operating costs and expenses	60,512	43,555	125,166	85,988
(Loss) income from operations	(2,018)	350	(13,138)	542

Non-operating (income) expense:
Interest income	(671)	(520)	(1,364)	(944)
Interest expense	267	232	490	483
Other, net	(20)	(18)	(19)	(147)
Total non-operating income	(424)	(306)	(893)	(608)

(Loss) income before income taxes and equity in earnings of unconsolidated subsidiary	(1,594)	656	(12,245)	1,150
Provision for income taxes	106	--	156	--
Equity in earnings of equity-method investment, net of taxes	(17)	(57)	(24)	(104)
Net (loss) income	$(1,683)	$713	$(12,377)	$1,254

Net (loss) income per share:
Basic	$(0.03)	$0.02	$(0.28)	$0.04
Diluted	$(0.03)	$0.02	$(0.28)	$0.04

Weighted average shares used in per share calculations:
Basic	48,515	34,465	44,932	34,384
Diluted	48,515	35,787	44,932	35,003

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$40,575	$45,591
Short-term investments in marketable securities	19,646	13,291
Accounts receivable, net of allowance of $1,840 and $888, respectively	26,641	20,282
Inventory	375	474
Prepaid expenses and other assets	6,456	3,818

Total current assets	93,693	83,456

Property and equipment, net of accumulated depreciation of $157,145 and $151,269, respectively	62,974	47,493
Investments	919	2,135
Intangible assets, net of accumulated amortization of $20,799 and $18,644, respectively	46,130	1,785
Goodwill	191,100	36,314
Restricted cash	903	--
Deposits and other assets	1,644	2,519

Total assets	$397,363	$173,702

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable, current portion	$7,372	$4,375
Accounts payable	13,388	8,776
Accrued liabilities	10,648	8,689
Deferred revenue, current portion	3,401	3,260
Capital lease obligations, current portion	765	347
Restructuring liability, current portion	4,484	1,400
Other current liabilities	105	84

Total current liabilities	40,163	26,931

Notes payable, less current portion	1,094	3,281
Deferred revenue, less current portion	1,427	1,080
Capital lease obligations, less current portion	868	83
Restructuring liability, less current portion	8,449	3,384
Deferred rent	10,529	11,432
Other long-term liabilities	933	986

Total liabilities	63,463	47,177

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 200,000 shares authorized, no shares issued or outstanding	--	--
Common stock, $0.001 par value, 60,000 shares authorized, 49,507 and 35,873 shares issued and outstanding, respectively	50	36
Additional paid-in capital	1,202,137	982,624
Accumulated deficit	(868,832)	(856,455)
Accumulated items of other comprehensive income	545	320

Total stockholders' equity	333,900	126,525

Total liabilities and stockholders' equity	$397,363	$173,702

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six months ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(12,377)	$1,254
Adjustments to reconcile net (loss) income to net cash provided in operating activities:
Asset impairments	3,632	--
Acquired in-process research and development	450	--
Depreciation and amortization	12,532	7,918
(Gain) on disposal of assets, net	--	(114)
Provision for doubtful accounts	626	(119)
Income from equity method investment	(24)	(104)
Non-cash changes in deferred rent	(1,035)	1,603
Stock-based compensation expense	4,414	3,079
Other, net	78	--
Changes in operating assets and liabilities, excluding effects of acquisition:
Accounts receivable	(3,824)	(375)
Inventory	46	199
Prepaid expenses, deposits and other assets	278	(725)
Accounts payable	1,500	1,931
Accrued expense and other liabilities	(2,560)	(1,086)
Deferred revenue	375	64
Accrued restructuring charge	8,149	(742)

Net cash provided by operating activities	12,260	12,783

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(17,024)	(5,543)
Purchases of short-term investments in marketable securities	(17,141)	(4,215)
Maturities of short-term investments in marketable securities	10,992	10,956
Proceeds from disposal of property and equipment	--	127
Cash received from acquisition, net of costs incurred for the transaction	3,203	--
Other, net	--	82
Net cash (used in) provided by investing activities	(19,970)	1,407

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes payable	(2,852)	(2,187)
Payments on capital lease obligations	(1,240)	(277)
Proceeds from exercise of stock options, employee stock purchase plan, and exercise of warrants	6,819	2,149
Other, net	(33)	30

Net cash provided by (used in) financing activities	2,694	(285)
Net (decrease) increase in cash and cash equivalents	(5,016)	13,905
Cash and cash equivalents at beginning of period	45,591	24,434

Cash and cash equivalents at end of period	$40,575	$38,339
SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION
Common stock issued and stock options assumed for acquisition of VitalSream	$208,293	$--

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP), including adjusted EBITDA, normalized net income, adjusted gross margin and normalized diluted shares. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net income is net (loss) income. The most directly comparable GAAP equivalent to adjusted gross margin is gross margin. The most directly comparable GAAP equivalent to normalized diluted shares is diluted common shares outstanding.

We define non-GAAP measures as follows:

●
Adjusted EBITDA is net (loss) income plus stock based compensation expense, depreciation and amortization, restructuring and asset impairment, acquired in-process research and development, income taxes and interest expense less interest income

●	Normalized net income is net (loss) income plus restructuring and asset impairment, acquired in-process research and development and stock-based compensation expense

●	Normalized diluted shares are diluted common shares outstanding used in GAAP net (loss) income per share calculation, excluding the effect of SFAS No. 123R under the treasury stock method

●	Normalized net income per share is normalized net income divided by basic and normalized diluted shares

●	Adjusted gross profit is gross profit (GAAP) plus direct cost of customer support and depreciation and amortization included in and associated with cost of sales.

●	Adjusted gross margin is adjusted gross profit as a percentage of revenues.

Reconciliations of each of our non-GAAP financial measures to the most directly comparable financial measure are detailed in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization as well as restructuring and asset impairment and acquired in-process research and development to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors' understanding of the Company's core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Restructuring costs relate primarily to the Company's decision to exit leases for duplicative and excess space that we do not intend to build out now or in the future and one-time severance costs paid to terminated employees. Impairment costs relate to the Company's write-down of certain costs that were capitalized during the development of software to be used internally, leasehold improvements in restructured facilities and the write-down of an equity investment. Management believes that such restructuring and impairment charges and acquired in-process research and development were unique costs that are not expected to recur on a regular basis, and consequently, does not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of share-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors' understanding of the Company's core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding share-based compensation expense as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of share-based compensation, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net (loss) income and net (loss) income per share information by providing normalized net income and normalized net income per share, excluding the effect of restructuring and asset impairment, acquired in-process research and development and stock-based compensation expense in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to -- not a substitute for -- our results of operations presented on the basis of accounting principles generally accepted in the United States. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by accounting principles generally accepted in the United States. Our statement of cash flows presents our cash flow activity in accordance with accounting principles generally accepted in the United States. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company's operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of restructuring, asset impairment and stock-based compensation expenses, which vary widely from company to company and impair comparability.

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period to period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, shareholders, analysts and investors concerning our financial performance.

Our presentation of adjusted gross margin excludes depreciation, amortization and direct cost of customer support in order to allow investors to see the business through the eyes of management. Direct cost of network, sales and services is viewed by management as generally non-controllable, external costs and the margin of revenue in excess of these direct costs is regularly monitored by management. Similarly, we view the cost of customer support to also be an important component of costs of revenue but believe that the cost of customer support to be within our control and to some degree discretionary as we can adjust that cost by hiring and terminating employees.

Adjusted gross margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors' pricing declines and the corresponding affect on our revenue. The presentation of adjusted gross margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of cost of revenue, represented by customer support, and we analyze this component separately from the direct external costs.

Depreciation and amortization have also been excluded from adjusted gross margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical cost incurred to build out the Company's deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

A reconciliation of net (loss) income, the most directly comparable GAAP measure, to adjusted EBITDA for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	June 30,	March 31,	June 30,
	2007	2007	2006
Net (loss) income (GAAP)	$(1,683)	$(10,695)	$713
Stock-based compensation expense	2,789	1,625	1,568
Depreciation and amortization, including depreciation and amortization included in direct cost of network, sales and services	6,966	5,565	3,987
Restructuring and asset impairment	1,178	11,349	--
Acquired in-process research and development	--	450	--
Income taxes	106	50	--
Interest (income) expense, net	(404)	(470)	(288)
Adjusted EBITDA (non-GAAP)	$8,952	$7,874	$5,980

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME AND BASIC AND DILUTED NET (LOSS) INCOME PER SHARE TO NORMALIZED NET INCOME AND BASIC AND DILUTED NORMALIZED NET INCOME PER SHARE

Reconciliations of (1) net (loss) income, the most directly comparable GAAP measure, to normalized net income, (2) diluted shares used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share calculations and (3) net (loss) income per share, the most directly comparable GAAP measure, to normalized net income per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	June 30,	March 31,	June 30,
	2007	2007	2006
Net (loss) income (GAAP)	$(1,683)	$(10,695)	$713
Restructuring and asset impairment	1,178	11,349	--
Acquired in-process research and development	--	450	--
Stock-based compensation expense	2,789	1,625	1,568
Normalized net income (non-GAAP)	$2,284	$2,729	$2,281

Shares used in per share calculation:
Basic (GAAP)	48,515	40,997	34,465

Diluted (GAAP)	48,515	40,997	35,787
Add potentially dilutive securities	1,100	1,705	--
Less dilutive effect of SFAS No. 123R under the treasury stock method	(491)	(437)	(584)
Normalized diluted shares (non-GAAP)	49,124	42,265	35,203

GAAP net (loss) income per share:
Basic	$(0.03)	$(0.26)	$0.02
Diluted	$(0.03)	$(0.26)	$0.02

Normalized net income per share (non-GAAP):
Basic	$0.05	$0.07	$0.07
Diluted	$0.05	$0.06	$0.06

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GROSS MARGIN TO ADJUSTED GROSS MARGIN

A reconciliation of gross margin, the most directly comparable GAAP measure, to adjusted gross margin, for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	June 30,	March 31,	June 30,
	2007	2007	2006
Revenues:
Internet protocol (IP) services	$29,345	$29,037	$27,073
Data center services	19,927	18,303	13,512
Content delivery network (CDN) services	5,235	2,052	--
Other	3,987	4,142	3,320
Total revenues	58,494	53,534	43,905

Direct cost of network, sales and services, exclusive of depreciation and amortization shown below:
IP services	10,516	10,223	10,192
Data center services	14,095	14,305	10,723
CDN services	1,958	663	--
Other	3,048	3,438	2,691
Direct cost of amortization of acquired technology	1,054	653	138
Direct cost of customer support	4,330	3,388	2,769
Depreciation and amortization associated with cost of sales	4,833	4,078	3,043
Total cost of sales	39,834	36,748	29,556

Gross profit (GAAP)	$18,660	$16,786	$14,349
Gross margin (GAAP)	31.9%	31.4%	32.7%

Add:
Direct cost of customer support	$4,330	$3,388	$2,769
Depreciation and amortization:
Included in direct cost of network, sales and services	1,054	653	138
Associated with cost of network, sales and services	4,833	4,078	3,043

Adjusted gross profit (non-GAAP)	$28,877	$24,905	$20,299
Adjusted gross margin (non-GAAP)	49.4%	46.5%	46.2%